United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$139,315,800
Realized Trading Gain (Loss) on Swaps	15,354,824
Unrealized Gain (Loss) on Market Value of Futures	(79,480,938)
Unrealized Gain (Loss) on Market Value of Swaps	(8,221,798)
Dividend Income	8,346
Interest Income	23,321
ETF Transaction Fees	23,000
Total Income (Loss)	$67,022,555

Expenses
General Partner Management Fees	$473,546
Brokerage Commissions	195,859
Tax Reporting Fees	122,977
Audit Fees	13,589
NYMEX License Fee	11,839
Non-interested Directors' Fees and Expenses	11,006
Prepaid Insurance Expense	7,403
Legal Fees	5,672
Total Expenses	$841,891
Net Income (Loss)	$66,180,664

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/13	$990,426,130
Additions (11,100,000 Shares)	231,386,788
Withdrawals (16,800,000 Shares)	(349,611,418)
Net Income (Loss)	66,180,664

Net Asset Value End of Month	$938,382,164
Net Asset Value Per Share (45,566,476 Shares)	$20.59

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612